[letterhead of Levine Hughes & Mithuen, Inc.]


                                     EXHIBIT 23.1


          Consent of Independent Auditors


          We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-99840) of Career Horizons, Inc. (the "Company"), and in the related Prospectus, and in the Registration Statement (Form S-8 No 33-80499) pertaining to the Career Horizons 1993 Stock Option and Performance Award Plan, of our report dated April 18, 1996 with respect to he consolidated financial statements of Daedalian Group, Inc. and Subsidiaries, included in the Company's current Report on Form 8-K dated August 28, 1996.


          /s/ Levine Hughes & Mithuen, Inc.

          Englewood, Colorado
          September 11, 1996